EXHIBIT No. 22



                        Independent Auditor's Consent
                        -----------------------------



The Board of Directors
Citizens Utilities Company:

We consent to the incorporation by reference in the Registration Statement
(No. 33-37602) on Form S-8, in the Registration Statement (No. 33-39566) on Form S-8, in the Registration Statement (No. 33-39455) on Form S-8, in the Registration Statement (No. 33-41682) on Form S-8, in the Registration Statement (No. 33-42972) on Form S-8, in the Registration Statement (No. 33-48683) on
Form S-8, in the Registration Statement (No. 33-54376) on Form S-8, in the Registration Statement (No. 33-44069) on Form S-3, in the Registration
Statement (No. 33-44068) on Form S-3 in the Registration Statement
(No. 33-51529) on Form S-3 and in the Registration Statement (No. 33-55075) on Form S-3 of Citizens Utilities Company of our report dated March 8, 1995, relating to the consolidated balance sheets of Citizens Utilities Company and subsidiaries as of December 31, 1994, 1993, and 1992 and the related consolidated statements of income, shareholders' equity, and cash flows for the years then ended, which report appears in the December 31, 1994 annual report on Form 10-K of Citizens Utilities Company.






KPMG PEAT MARWICK LLP





New York, New York
March 15, 1995